Exhibit 3.4

CERTIFICATE OF AMENDMENT OF

THE CERTIFICATE OF INCORPORATION

OF

THE TIREX CORPORATION

The undersigned President of The Tirex Corporation, a Delaware corporation (the “Corporation”), pursuant to the provisions of Sections 141, 151 & 152 of the General Corporate Law, Title 8, Chapter 1 of the Delaware Code, for the purposes of amending the Articles of Incorporation of the Corporation, does hereby certify as follows:

That (i) the Board of Directors of the Corporation in a Unanimous Consent to Action in lieu of Special Meeting of the Board of Directors, and (ii) a majority of the votes of the shareholders of the Corporation in a Consent to Action in lieu of a Special Meeting of the Stockholders, effective October 22, 2011 adopted resolutions to amend the Articles of Incorporation of the Corporation as follows:

Article IV of the Articles of Incorporation is deleted in its entirety and hereby amended to read as follows:

The undersigned President of Tirex Corporation, a Delaware Corporation (the “Corporation”), for the purposes of amending the Articles of Incorporation of the Corporation, does hereby certify as follows:

1. Pursuant to Section 242 of the General Corporation Law, this Amended Certificate of Incorporation restates and integrates and further amends the provisions of the Amended and Restated Certificate of Incorporation of this Corporation.

2. The text of the Amended and Restated Certificate of Incorporation is hereby amended as follows:

Article IV of the Articles of Incorporation is deleted in its entirety and hereby amended to read as follows:

“ARTICLES IV

STOCK

ARTICLE IV

The number of shares the Corporation is authorized to issue is three billion, one hundred million (3,100,000,000) shares consisting of: (a) three billion (3,000,000,000) shares of common stock, $0.001 par value per share (“Common Stock”); and (b) one hundred million (100,000,000) shares of blank check preferred stock, $0.001 par value per share (“Preferred Stock”).

A. COMMON STOCK

1. Voting. Except as otherwise expressly provided by law, and subject to the voting rights provided to the holders of the Preferred Stock by the Board of Directors, each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (this “Certificate”) (including any certificate of designation of Preferred Stock relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Certificate (including any certificate of designation of Preferred Stock relating to any series of Preferred Stock).

2. Other Rights. Each share of Common Stock issued and outstanding shall be identical in all respects one with the other, and no dividends shall be paid on any shares of Common Stock unless the same is paid on all shares of Common Stock outstanding at the time of such payment. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the laws of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders.

B. BLANK CHECK PREFERRED STOCK

1. Issuance. The Preferred Stock may be issued from time to time in one or more series. Subject to the limitations set forth herein and any limitations prescribed by law, the Board of Directors is expressly authorized, prior to issuance of any series of Preferred Stock, to fix by resolution or resolutions providing for the issue of any series the number of shares included in such series and the designations, relative powers, preferences and rights, and the qualifications, limitations or restrictions of such series. Pursuant to the foregoing general authority vested in the Board of Directors, but not in limitation of the powers conferred on the Board of Directors thereby and by the General Corporation Law of the State of Delaware, the Board of Directors is expressly authorized to determine with respect to each series of Preferred Stock:

1.1 The designation or designations of such series and the number of shares (which number from time to time may be decreased by the Board of Directors, but not below the number of such shares then outstanding, or may be increased by the Board of Directors unless otherwise provided in creating such series) constituting such series;

1.2 The rate or amount and times at which, and the preferences and conditions under which, dividends shall be payable on shares of such series, the status of such dividends as cumulative or noncumulative, the date or dates from which dividends, if cumulative, shall accumulate, and the status of such shares as participating or nonparticipating after the payment of dividends as to which such shares are entitled to any preference;

1.3 The rights and preferences, if any, of the stockholders of such series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which amount may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and the status of the shares of such series as participating or nonparticipating after the satisfaction of any such rights and preferences;

1.4 The full or limited voting rights, if any, to be provided for shares of such series, in addition to the voting rights provided by law;

1.5 The times, terms and conditions, if any, upon which shares of such series shall be subject to redemption, including the amount the stockholders of such series shall be entitled to receive upon redemption (which amount may vary under different conditions or at different redemption dates) and the amount, terms, conditions and manner of operation of any purchase, retirement or sinking fund to be provided for the shares of such series;

1.6 The rights, if any, of stockholders of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or of any other series of the same class, the prices or rates of conversion or exchange, and adjustments thereto, and any other terms and conditions applicable to such conversion or exchange;

1.7 The limitations, if any, applicable while such series is outstanding on the payment of dividends or making of distributions on, or the acquisition or redemption of, Common Stock or restrictions, if any, upon the issue of any additional shares (including additional shares of such series or any other series or of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation;

1.8 The conditions or restrictions, if any, upon the issue of any of any other class) ranking on a parity with or prior to the shares of such series either as to dividends or upon liquidation; and

1.9 Any other relative powers, preferences and participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of shares of such series; in each case, so far as not inconsistent with the provisions of this Certificate of Incorporation or the General Corporation Law of the State of Delaware as then in effect.

The foregoing amendment to the Articles of Incorporation was duly authorized by the written consent of a majority of the shareholders of the Corporation, pursuant to Section 242 of the Delaware Code, on October 22, 2011.

The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series or as may be required by the provisions of the Articles of Incorporation of the Corporation, have voted in favor of the amendment is: 54.8%.

The undersigned President of the Corporation hereby declares that the foregoing Certificate of Amendment to Articles of Incorporation is true and correct to the best of his knowledge and belief.

IN WITNESS WHEREOF, this certificate has been executed by the undersigned on this October 22, 2011.

/s/ John Threshie Jr.

John Threshie Jr.
President and Chief Executive Officer